                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 8-K, into the Company's previously filed Registration Statements (File Nos. 33-42504, 33-44622, 33-56846, 33-56848,
33-57768, 33-57770, 33-57772, 33-67588, 33-80212, 333-97682, 333-00376,
333-6667, 333-7677, 333-8441, and 333-9119).



                                     /s/ Arthur Andersen, LLP

                                     ARTHUR ANDERSEN LLP



Los Angeles, California
July 31, 1996